UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

Valaris Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton, Bermuda HM 11
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value share	VAL	New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On April 3, 2023, Valaris Limited (the “Company”) entered into a senior secured revolving credit facility (the “Revolving Credit Facility”) with the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, Wilmington Savings Fund Society, FSB, as Collateral Trustee, the issuing banks from time to time party thereto and Citibank, N.A., Deutsche Bank Securities Inc. and DNB Markets, Inc., as Joint Lead Arrangers and Lead Bookrunners. The Revolving Credit Facility provides for commitments, subject to the satisfaction of certain conditions, permitting borrowings of up to $375 million (which may be increased, subject to the satisfaction of certain conditions and the agreement of lenders to provide such additional commitments, by an additional $200 million pursuant to the terms of the Credit Agreement governing the Revolving Credit Facility (the “Credit Agreement”) and which includes a $150 million sublimit for the issuance of letters of credit). Valaris Finance Company LLC (“Valaris Finance Company”) and certain other subsidiaries of the Company (together with Valaris Finance Company, the “Guarantors”) will guarantee the Company’s obligations under the Revolving Credit Facility and the lenders under the Revolving Credit Facility will have a first priority lien on the assets securing the Revolving Credit Facility (described below). The commitments under the Credit Agreement will become available to be borrowed upon the satisfaction of various conditions, including the consummation of the Offering (as defined below) and the redemption or discharge of all of the First Lien Notes (as defined below), on or before April 20, 2023 (the earliest date of satisfaction of such conditions, the “Availability Date”). The Offering is cross-conditioned upon the occurrence of the Availability Date substantially concurrently with the closing.

The Revolving Credit Facility and the related guarantees will be secured on a first-priority basis, subject to permitted liens, by (a) first preferred ship mortgages over each vessel owned by the Company and the Guarantors as of the Availability Date, with certain exceptions (the “Collateral Vessels”); (b) first priority assignments of certain insurances and requisition compensation in respect of the Collateral Vessels; (c) first priority pledges of all equity interests in subsidiaries of the Company that own Collateral Vessels and certain subsidiaries that hold equity interests in entities that own vessels; (d) first priority assignments of earnings of the Collateral Vessels from the Collateral Rig Owners; (e) any vessels of the Company and the Guarantors that are pledged, at the option of the Company, to secure the Credit Agreement; and (f) all proceeds thereof.

Amounts borrowed under the Revolving Credit Facility are subject to an interest rate per annum equal to, at the Company’s option, either (a) a base rate determined as the greatest of (i) a prime rate, (ii) the federal funds rate plus 1∕2 of 1% and (iii) Term SOFR (as defined in the Credit Agreement) for a one month interest period plus 0.10% plus 1% (such base rate to be subject to a 1% floor) or (b) Term SOFR plus 0.10% (subject to a 0% floor), plus, in each case of clauses (a) and (b) above, an applicable margin ranging from 1.50% to 3.00% and 2.50% to 4.00%, respectively, based on the credit ratings that are one notch higher than the corporate family ratings provided by Standard & Poor’s Financial Services LLC (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) with respect to the Company.

In addition to paying interest on outstanding borrowings under the Revolving Credit Facility, the Company is required to pay a quarterly commitment fee to the lenders under the Revolving Credit Facility with respect to the average daily unutilized commitments thereunder at a rate ranging from 0.375% to 0.75% depending on the credit ratings that are one notch higher than the corporate family ratings provided by S&P and Moody’s with respect to the Company. With respect to each letter of credit issued pursuant to the Revolving Credit Facility, the Company is required to pay a letter of credit fee equal to the applicable margin in effect for Term SOFR loans and a fronting fee in an amount to be mutually agreed between the Company and the issuer of such letter of credit. The Company is also required to pay customary agency fees in respect of the Revolving Credit Facility.

The Revolving Credit Facility contains various covenants that, upon the Availability Date, will limit, among other things, the Company’s and its restricted subsidiaries’ ability to: incur indebtedness; grant liens; dispose of certain assets; make certain acquisitions and investments; redeem or prepay other debt or make other restricted payments such as distributions to shareholders; enter into transactions with affiliates; enter into sale-leaseback transactions; and enter into a merger, amalgamation, consolidation or sale of assets. Further, the Revolving Credit Facility contains financial covenants that, upon the Availability Date, will require the Company to maintain (i) a minimum book value of equity to total assets ratio, (ii) a minimum interest coverage ratio and (iii) a minimum amount of liquidity.

If an event of default exists under the Revolving Credit Facility, the lenders will be able to accelerate the maturity of the Revolving Credit Facility and exercise other rights and remedies. An event of default includes, among other things, the nonpayment of principal, interest, fees or other amounts; failure of any representation or warranty to be true and correct when made or confirmed, in all material respects; failure to perform or observe covenants in the Revolving Credit Facility or other loan documents, subject, in limited circumstances, to certain grace periods; cross-defaults to certain other indebtedness if the effect of such default is to cause, or permit the holders of such indebtedness to cause, the acceleration of such indebtedness; bankruptcy or insolvency events; material monetary judgment defaults; invalidity of the loan documentation; and a Change of Control (as defined in the Credit Agreement).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 3, 2023, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing its intent, subject to market conditions, to offer, with its wholly-owned subsidiary Valaris Finance Company, $600 million in aggregate principal amount of senior secured second lien notes due 2030 (the “Notes”) in a private placement to eligible purchasers (the “Offering”). The Company intends to use the net proceeds from the sale of the Notes, after payment of fees and expenses, to finance the redemption of all approximately $550 million aggregate principal amount of its outstanding Senior Secured First Lien Notes due 2028 (“First Lien Notes”) and for general corporate purposes.

The press release attached hereto as Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

On April 3, 2023, the Company issued notices of conditional redemption to the holders of its First Lien Notes at a redemption price equal to 104.00% of the principal amount of the First Lien Notes, plus accrued and unpaid interest to, but not including, the redemption date (the “Redemption Price”). The redemption date for the First Lien Notes provided in the notice of conditional full redemption is May 3, 2023 (the “Redemption Date”). The Company’s obligation to redeem the First Lien Notes and pay the Redemption Price is conditioned upon the completion of an offering by the Company and Valaris Finance Company LLC of at least $600 million aggregate principal amount of their senior debt securities on or before the Redemption Date. The Company may waive this condition at its sole discretion.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words and specifically include statements regarding the Offering and the use of proceeds therefrom and the conditional redemption of the First Lien Notes. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on April 3, 2023, announcing the commencement of the offering of the notes.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris Limited

Date: April 3, 2023	By:	/s/ Davor Vukadin
Name: Davor Vukadin
Title: Senior Vice President and General Counsel